SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. [ ])

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

VUZIX CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

VUZIX CORPORATION

25 Hendrix Road,

West Henrietta, New York 14586

(585) 359-5900

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 15, 2023

This proxy statement supplement, dated May 11, 2023, supplements the definitive proxy statement (the "Proxy Statement") filed by Vuzix Corporation (the "Company") with the Securities and Exchange Commission (the "SEC") on May 1, 2023, and made available to the Company's shareholders in connection with the solicitation of proxies by the Board of Directors of the Company for the 2023 Annual Meeting of Shareholders to be held on June 15, 2023 and any adjournment or postponement thereof (the "Annual Meeting").

This supplement is being filed with the SEC and is being made available to shareholders on or about May 11, 2023. Only shareholders of record as of the close of business on April 17, 2023, are entitled to receive notice of and to vote at the Annual Meeting.

Except as described in this supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current. The Proxy Statement contains important additional information. This supplement should be read in conjunction with the Proxy Statement.

ADDITION OF APPENDIX A

The Company’s 2023 Equity Incentive Plan, attached hereto, is hereby added as Appendix A to the Proxy Statement.

Appendix A

Vuzix Corporation 2023 Equity Incentive Plan

VUZIX CORPORATION

2023 EQUITY INCENTIVE PLAN

1.    PURPOSE & DEFINITIONS. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. As used in this Plan, and except as elsewhere defined herein, the following capitalized terms will have the following meanings:

1.1.    “Affiliate” means any person or entity that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, including any general partner, managing member, officer or director of the Company, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

1.2.    “Award” means any award under the Plan, including any Option, RSA, Stock Bonus Award, SAR, Stock Units, RSU or award of Performance Shares.

1.3.    “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and any international supplements thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

1.4.    “Board” means the Board of Directors of the Company.

1.5.    “Cause” means Participant’s (a) willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (b) commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (c) unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; (d) misappropriation of a business opportunity of the Company; (e) provision of material aid to a competitor of the Company; (f) willful breach of any of his or her obligations under any written agreement or covenant with the Company, or (g) has engaged in such other behavior detrimental to the interest of the Company as the Committee determines.. The determination as to whether a Participant’s Service is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 21, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 1.5.

1.6.    “CEO” means the Chief Executive Officer of the Company.

1.7.    “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

1.8.    “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

1.9.    “Common Stock” means the common stock of the Company.

1.10.    “Company” means Vuzix Corporation, or any successor corporation.

1.11.    “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

1.12.    “Corporate Transaction” means the occurrence of any of the following events:

(a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction;

(b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation;

(d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the capital stock of the Company) or

(e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

1.13.    “Director” means a member of the Board.

1.14.    “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

1.15.    “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equal equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.

1.16.    “Effective Date” means the date of the Annual Meeting of Stockholders to be held on June 15, 2023 or such other date upon which the Company’s stockholders approve the Plan.

1.17.    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate. For the avoidance of doubt, neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company and the definition of “Employee” herein shall not include Non-Employee Directors.

1.18.    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

1.19.     “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced.

1.20.    “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

1.21.    “FMV” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in such source as the Committee may determine;

(b)    if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in such source as the Committee deems reliable; or

(c)    if none of the foregoing is applicable, by the Board or the Committee in good faith.

1.22.    “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

1.23.    “IRS” means the United States Internal Revenue Service.

1.24.    “ISO” has the meaning given to that term in Section 5.

1.25.    “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary or Affiliate.

1.26.    “NSO” has the meaning given to that term in Section 5.

1.27.    “Option” means an award of an option to purchase Shares pursuant to Section 5.

1.28.    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.29.    “Participant” means a person who holds an Award under this Plan.

1.30.    “Performance Award” means an award covering cash, Shares or other property granted pursuant to Section 10 or Section 11 of the Plan.

1.31.    “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP (US Generally Accepted Accounting Principles) or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied, which may include, but are not limited to one or more of the following criteria: cash flow; free cash flow; earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, adjusted earnings before interest, taxes, depreciation and amortization and net earnings); earnings per share; growth in earnings or earnings per share; book value growth; stock price; return on equity or average stockholder equity; total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; return on capital; return on assets or net assets; revenue, growth in revenue or return on sales; sales; expense reduction or expense control; expense to revenue ratio; income, net income or adjusted net income; operating income, net operating income, adjusted operating income or net operating income after tax; operating profit or net operating profit; operating margin; gross profit margin; return on operating revenue or return on operating profit; regulatory filings; regulatory approvals, litigation and regulatory resolution goals; other operational, regulatory or departmental objectives; budget comparisons; growth in stockholder value relative to established indexes, or another peer group or peer group index; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; improvement in workforce diversity; compliance requirements and compliance relief; safety goals; productivity goals; workforce management and succession planning goals; economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; merger and acquisitions; and other similar criteria as determined by the Committee in its sole discretion. Performance goals applicable to a Grant shall be determined by the Committee, and may be established on an absolute or relative basis and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments. Relative performance may be measured against a group of peer companies, a financial market index or other objective and quantifiable indices.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial Award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

1.32.    “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

1.33.    “Performance Share” means an Award granted pursuant to Section 9 or Section 11 of the Plan, consisting of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

1.34.    “Performance Unit” means an Award granted pursuant to Section 10 or Section 11 of the Plan, consisting of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

1.35.    “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

1.36.    “Plan” means this Vuzix Corporation 2023 Equity Incentive Plan.

1.37.    “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

1.38.    “RSA” means an award of Shares pursuant to Section 7 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

1.39.    “RSU” means an Award granted pursuant to Section 6 or Section 12 of the Plan.

1.40.    “SAR” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

1.41.    “Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of any leave of absence approved by the Company. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions, including pursuant to a policy that the Committee may adopt, revoke and/or modify from time to time in the Committee’s sole discretion, respecting suspension of or modification to vesting of the Award while the Employee is on leave from the employ of the Company or a Parent, Subsidiary or Affiliate, or during such change in working hours, as the Committee may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from such leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act or other applicable law), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided, however, that a change in status between an employee, consultant, advisor or director shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

1.42.    “Shares” means shares of Common Stock and the common stock of any successor entity.

1.43.    “Stock Bonus Award” means an Award granted pursuant to Section 8 or Section 11 of the Plan.

1.44.    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.45.    “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

2.    SHARES SUBJECT TO THE PLAN.

2.1.     Number of Shares Available. Subject to Sections 2.6 and 22 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan may not exceed 20% of the outstanding Shares on its date of adoption. As of the date of adoption of the Plan by the Board, sufficient Shares will be reserved and available for grant and issuance under this Plan, plus (a) any reserved shares not issued or subject to outstanding grants under the Company’s Amended and Restated 2014 Stock Plan (the “Prior Plan”) on the Effective Date, (b) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards, by forfeiture or otherwise, after the Effective Date, (c) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are forfeited after the Effective Date, and (d) shares issued under the Prior Plan that are repurchased by the Company at the original issue price; provided however, shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award will not become available for future grant or sale under the Plan.

2.2.     Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under this Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. To the extent an Award under this Plan is paid out in cash or other property rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3.     Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4.     Substitute Awards. Shares issued or transferred under Grants made pursuant to an assumption, substitution or exchange for previously granted awards of a company acquired by the Company in a transaction (“Substitute Awards”) shall not reduce the number of shares of Company Common Stock available under the Plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Grants under the Plan and shall not reduce the Plan’s share reserve (subject to applicable stock exchange listing and Code requirements).

2.5.     Adjustment of Shares. If the outstanding Shares are changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend), spin-off, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards, and (d) the maximum number and class of Shares that may be issued as ISOs set forth in Section 2.4 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

If, by reason of an adjustment pursuant to this Section 2.5, a Participant’s Award Agreement or other agreement related to any Award or the Shares subject to such Award covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.

3.    ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4.    ADMINISTRATION.

4.1.     Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a)    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)    prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)    select persons to receive Awards;

(d)    determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)    determine the number of Shares or other consideration subject to Awards;

(f)    determine the FMV in good faith and interpret the applicable provisions of this Plan and the definition of FMV in connection with circumstances that impact the FMV, if necessary;

(g)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;

(h)    grant waivers of Plan or Award conditions;

(i)    determine the vesting, exercisability and payment of Awards;

(j)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)    determine whether an Award has been earned or has vested;

(l)    determine the terms and conditions of any, and to institute any Exchange Program;

(m)    reduce or waive any criteria with respect to Performance Factors;

(n)    adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships;

(o)    adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or qualify Awards for special tax treatment under laws of jurisdictions other than the United States;

(p)    make all other determinations necessary or advisable for the administration of this Plan;

(q)    delegate any of the foregoing to one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law; and

4.2.      Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3.      Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.4.      Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries and Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.    OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”) and may grant Options to eligible Employees, Consultants and Directors and the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1.      Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2.      Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3.      Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”), will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4.      Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the FMV of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the FMV of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5.      Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third-party administrator), and (b) full payment for the Shares with respect to which the Option is exercised together with applicable withholding taxes. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6.      Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s employment terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options, except as required by applicable law.

(a)    Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options, except as required by applicable law.

(b)    Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

5.7.      Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate FMV of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.7, ISOs will be taken into account in the order in which they were granted. The FMV of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the FMV of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.8.      Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted, unless for the purpose of complying with applicable laws and regulations. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5.9.      No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the written consent of the Participant, to disqualify any Participant’s ISO under Section 422 of the Code.

6.    RESTRICTED STOCK UNITS. A restricted stock unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash or by issuance of those Shares (which may consist of Restricted Stock). No Purchase Price shall apply to an RSU settled in Shares. All RSUs shall be made pursuant to an Award Agreement.

6.1.      Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU; provided that no RSU shall have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length and starting date of any Performance Period for the RSU; (ii) select from among the Performance Factors to be used to measure the performance, if any; and (iii) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

6.2.      Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

6.3.      Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

6.4.      Dividend Equivalent Payments. The Committee may permit Participants holding RSUs to receive dividend equivalent payments on outstanding RSUs if and when dividends are paid to stockholders on Shares. In the discretion of the Committee, such dividend equivalent payments may be paid in cash or Shares, and they may either be paid at the same time as dividend payments are made to stockholders or be delayed until Shares are issued pursuant to the RSU grants and may be subject to the same vesting or performance requirements as the RSUs. If the Committee permits dividend equivalent payments to be made on RSUs, the terms and conditions for such dividend equivalent payments will be set forth in the RSU Agreement.

7.    RESTRICTED STOCK AWARDS. A restricted stock award (“RSA”) is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the RSA, subject to the Plan.

7.1.      Restricted Stock Purchase Agreement. All purchases under an RSA will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts an RSA by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such RSA will terminate, unless the Committee determines otherwise.

7.2.      Purchase Price. The Purchase Price for shares sold pursuant to an RSA will be determined by the Committee on the date the RSA is granted, and if permitted by law, no cash consideration will be required in connection with the payment for the Purchase Price where consideration is services rendered. Payment of the Purchase Price must be made in accordance with Section 12 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

7.3.      Terms of RSAs. RSAs will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of an RSA, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the RSA; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to RSAs that are subject to different Performance Periods and having different performance goals and other criteria.

7.4.      Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7.5.      Dividends and Other Distributions. Participants holding RSAs will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Committee provides otherwise at the time the Award is granted. In the discretion of the Committee, such dividends and other distributions may be paid in cash or Shares, and unless otherwise specified in the applicable Award Agreement, all such dividends and distributions will be subject to the same restrictions on transferability and forfeitability as apply to the RSAs with respect to which they were paid and may either be paid at the same time as dividend payments are made to other stockholders or be delayed until the vesting or performance requirements are satisfied for the RSAs with respect to which such dividends or distributions are paid.

8.    STOCK BONUS AWARDS. A stock bonus award (“Stock Bonus Award”) is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award, except to cover withholding taxes.

8.1.      Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

8.2.      Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the FMV of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

8.3.      Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9.    STOCK APPRECIATION RIGHTS. A stock appreciation right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the FMV on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

9.1.      Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than FMV on the date of grant. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length and starting date of any Performance Period for each SAR; and (ii) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

9.2.      Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

9.3.      Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

9.4.      Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the FMV of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or Dividend Equivalent Right, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

9.5.      Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10.	STOCK UNITS. A stock unit (“SU”) is an award to an eligible Employee, Consultant, or Director, each of which shall represent one hypothetical share of Company Stock upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:

10.1.	Crediting of Units. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount of cash based on the value of a share of Company Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

10.2.	Terms of Stock Units. The Committee may grant Stock Units that vest and are payable if specified Performance Goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee may accelerate vesting or payment, as to any or all Stock Units at any time for any reason, provided such acceleration complies with section 409A of the Code. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

10.3.	Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Participant’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

10.4.	Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

11.    PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant, or Director that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof. Grants of Performance Awards shall be made pursuant to an Award Agreement that cites Section 11 of the Plan.

11.1.    Types of Performance Awards. Performance Awards shall include Performance Shares, Performance Units, and cash-based Awards as set forth in Sections 11.1(a), 11.1(b), and 11.1(c) below.

(a)    Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award.

(b)    Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award.

(c)    Cash-Settled Performance Awards. The Committee may also grant cash-settled Performance Awards to Participants under the terms of this Plan.

(d)    Dividend Equivalent Payments. The Committee may permit Participants holding Performance Shares and/or Performance Units (collectively, “Performance Awards”) to receive dividends, distributions and/or dividend equivalent payments on outstanding Performance Awards if and when dividends are paid to stockholders on Shares. In the discretion of the Committee, such dividends, distributions and/or dividend equivalent payments may be paid in cash or Shares, and they may either be paid at the same time as dividend payments are made to stockholders or be delayed until Shares are issued (if applicable) pursuant to the Performance Awards and may be subject to the same performance requirements as apply to the Performance Awards. If the Committee permits dividends, distributions and/or dividend equivalent payments to be made on Performance Awards, the terms and conditions for such dividends, distributions and/or dividend equivalent payments will be set forth in the applicable Award Agreement(s).

The amount to be paid under any Performance Award may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2.    Terms of Performance Awards. Performance Awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant Performance Period. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (i) determine the nature, length and starting date of any Performance Period; (ii) select from among the Performance Factors to be used; and determine the number of Shares deemed subject to the award of Performance Shares. Each Performance Share will have an initial value equal to the FMV of a Share on the date of grant. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

11.3.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

12.    PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares acquired pursuant to this Plan may be made in cash or cash equivalents or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)    by cancellation of indebtedness of the Company owed to the Participant;

(b)    by surrender of shares of Company capital stock held by the Participant that are clear of all liens, claims, encumbrances or security interests that have a FMV on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)    by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent, Subsidiary or Affiliate;

(d)    by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e)    by any combination of the foregoing; or

(f)    by any other method of payment as is permitted by applicable law.

The Committee may limit the availability of any method of payment, to the extent the Committee determines, in its discretion, that such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan.

13.    GRANTS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 13 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The maximum aggregate grant date value of shares of Common Stock granted to any Non-Employee Director in any one calendar year, taken together with any cash fees earned by such Non-Employee Director for services rendered during the calendar year, shall not exceed $300,000 in total value.

13.1.    Eligibility. Awards pursuant to this Section 13 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 13.

13.2.    Vesting, Exercisability and Settlement. Except as set forth in Section 22, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the FMV of the Shares at the time that such Option or SAR is granted.

13.3.    Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 13.3 shall be filed with the Company on the form prescribed by the Company.

14.    WITHHOLDING TAXES. Prior to any relevant taxable or tax withholding events in connection with the Awards under this Plan, the Company may require the Participant to pay or make adequate arrangements satisfactory to the Company with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related items related to the Participant’s participation in this Plan and legally applicable to the Participant (collectively, “Tax-Related Obligations”). The Committee may, in its sole discretion and pursuant to such procedures as it may specify from time to time, require or permit a Participant to satisfy withholding obligations for such Tax-Related Obligations, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a value equal to the Tax-Related Obligations to be withheld, (c) delivering to the Company already-owned Shares having a value equal to the Tax-Related Obligations to be withheld, or (d) withholding from proceeds of the sale of Shares issued pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company, provided that, in all instances, the satisfaction of the Tax-Related Obligations will not result in any adverse accounting consequence to the Company, as the Committee may determine in its sole discretion. The Company may withhold or account for these Tax-Related Obligations by considering applicable statutory withholding rates or other applicable withholding rates, including maximum rates for the applicable tax jurisdiction to the extent consistent with applicable laws. Unless otherwise determined by the Committee, the FMV of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares shall be valued based on the FMV of the Shares as of the previous trading day, unless otherwise determined by the Committee.

15.    TRANSFERABILITY.

15.1.    Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 15.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

15.2.    Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 15.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (a) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (b) amend or remove any provisions of the Award relating to the Award holder’s continued Service to the Company or its Parent, Subsidiary, or Affiliate, (c) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (d) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (e) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.

16.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

16.1.    Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement shall be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 16.2. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of cash or additional whole Shares, as determined by the Committee in its sole discretion, as of the date of payment of such cash dividends on Shares. Notwithstanding the foregoing, dividends and Dividend Equivalent Rights may accrue with respect to unvested Awards, but will not be paid or issued until such Award is fully vested and the Shares are issued to Participant and such Shares are no longer subject to any vesting requirements or repurchase rights on behalf of the Company.

16.2.    Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16.3.    Restrictions On Transfer And Legend On Stock Certificates. During any Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 18 below. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed. No member of the Committee or the Board, and no employee of the Company shall be liable.

17.    CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

18.    ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all written or electronic certificates (if any) representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificate.

19.    REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval, the Committee may not (a) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.8 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

20.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver written or electronic certificates (if any) for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares or to effect compliance with the registration, qualification or listing requirements of any foreign, national or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

21.    NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

22.    CORPORATE TRANSACTIONS.

22.1.    Assumption or Replacement  of Awards by Successor. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction:

(a)    The continuation of an outstanding Award by the Company (if the Company is the successor entity).

(b)    The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable.

(c)    The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable).

(d)    The full acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire shares acquired under an Award or lapse of forfeiture rights with respect to shares acquired under an Award.

(e)    The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a FMV equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled if such Award has no value, as determined by the Committee, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 21.1(e), the FMV of any security shall be determined without regard to any vesting conditions that may apply to such security.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

22.2.    Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not be deducted from the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

22.3.    Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

23.    ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

24.    PLAN NOT FUNDED. This Awards payable under this Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company

25.    TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of New York (excluding its conflict of law rules).

26.    WAIVER IF CLAIMS. Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award the Grantee has no right to any benefits under the Plan. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, the Grantee expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974 (ERISA), as amended. Notwithstanding anything to the contrary contained herein, in no event will the Company be liable to a Grantee on account of an Award’s failure to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.

27.    WAIVER OF JURY TRIAL. Each Participant waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Plan.

28.    SEVERABILITY/ENTIRE AGREEMENT. If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

29.    AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of the Plan shall affect any then-outstanding Award unless expressly provided by the Committee; in any event, no termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.

30.    NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

31.    INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

32.    ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards shall, subject to applicable law and the rules of applicable principal securities exchanges, be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or the Committee or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

33.    INDEMNIFICATION. No member of the Committee or the Board, and no employee of the Company shall be liable for any act or failure to act with respect to the Plan, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and the Board and any agent of the Committee or the Board who is an employee of the Company or a subsidiary against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.

34.    RESTRICTIONS ON TRANSFER AND LEGEND ON STOCK CERTIFICATES. During any Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 15 below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed. No member of the Committee or the Board, and no employee of the Company shall be liable.